EXHIBIT 10.36

AGREEMENT OF SUBLEASE

         THIS SUBLEASE (the "Sublease") is made as of May 5, 2003, between PNC Bank, National Association, a national banking association, (the "Sublessor"), and Medix Resources, Inc., a Colorado corporation, (the "Sublessee").

PREAMBLE

Pursuant to that certain Park Place Lease dated March 14, 2001, as amended, (the "Overlease"). between Ocean Drive at Vero Beach, LLC, a Florida limited liability company, as the landlord (the "Overlandlord" and Sublessor, as the tenant, the Sublessor is presently the tenant of the Third Floor of the Park Place Building , consisting of approximately 12,703 square feet (the "Leased Area"), located at 3001 Ocean Drive, Vero Beach, Florida 32963 (the "Building"), which is more particularly described in the Overlease. Certain portions of the Overlease are attached hereto as Exhibit A and made a part hereof. Sublessor desires to Sublet 3,025 square feet of the Leased Area, which portion is shown on Exhibit B attached hereto (the "Sublet Premises") to Sublessee and Sublessee desires to Sublet same. Therefore, in consideration of the mutual promises, covenants and conditions hereinafter set forth, and intending to be legally bound hereby, it is mutually agreed as follows:

AGREEMENT

1.   PREMISES; USE.

(a) Sublessor hereby leases the Sublet Premises to Sublessee and Sublessee hereby subleases the Sublet Premises from Sublessor. Sublessee may use the Sublet Premises only for general office purposes. Sublessee shall not use the Sublet Premises for any other purpose or illegal or improper purpose which shall constitute a nuisance nor do or suffer anything to be done in or about the Sublet Premises which will violate any term of the Overlease., or any Governmental Rules or increase the rate of fire or other insurance or jeopardize the coverage of the same. The parties stipulate that the total number of rentable square feet in the Sublet Premises is 3,025.

(b) Sublessee agrees to accept possession of the Sublet Premises in "as is" condition

2.  TERM.

The Term of this Sublease shall commence on the date on which Sublessor receives written approval of this Sublease from the Overlandlord and "Sublessee's Work" as described in Rider attached hereto has been completed by issuance of a Certificate of Occupancy for the Sublet Premises, or August 31, 2003, whichever date first occurs (the "Commencement Date") and shall terminate three (3) years thereafter. Sublessee shall have the right to extend this Sublease for one - three year extension period (hereinafter the "Option Period"); provided Sublessee is not in default of any provisions of this Sublease anchor the Overlease at the time notice is required to be given to exercise such extension, or at the time such extension is to commence. To exercise any Option Period herein granted, Sublessee must give written notice to Sublessor thereof in the manner provided in Section 15 no later than nine (9) months prior to the end of the then current term. If such notice of Sublessee's intention to extend the Sublease is not received by that date, this Sublease shall terminate at the end of the then current term.

Notwithstanding any other provisions to the contrary herein, provided the Sublease is current and in good standing on ninety (90) days prior written notice to Sublessor, the Sublessee may terminate this Sublease by notification to Sublessor of the date of early termination (the "Early Termination Date") and payment to the Lessor by the Sublessor on or before the Early Termination Date a termination fee ("Termination Fee") equal to one year's rent for the period commencing on the Early Termination Date through the folio-wing 365 days plus, C.A.M. for the same period of time, with the C.A.M. payment to be based on the then currently monthly C.A.M. The acceptance of the Termination Fee payment will be effective only if at the time of payment all other monies owed by the Sublessee under the Sublease have been paid by Sublessee to Sublessor.

3.         SECURITY DEPOSIT.

(a)  Simultaneous with the execution hereof, Sublessee has paid to Sublessor $19,326.29 (first month's rent of $8,320.00, plus one (1) month C.A.M. of $1,966.25 (3,025 sq. ft. x $.65), plus sales tax of $720.04 and Security Deposit of $8,320.00). The purpose of the Security Deposit is (a) to remedy any defaults by Sublessee in the payment of Rent, (b) to repair damages to the Building or the Sublet Premises caused by Sublessee, its employees, invitees, contractors, subcontractors, licensees, subtenants or agents, and (c) to otherwise secure the faithful performance by Sublessee of all of the provisions, covenants and conditions of this Sublease to be kept and performed by Sublessee, during the term of this Sublease or any extension thereof.

(b)  If at any time during the term of this Sublease, (i) Sublessee should default in the payment of Rent, (ii) Sublessee, its employees, invitees, contractors, subcontractors, licensees, subtenants or agents should cause damage to the Sublet Premises or the Building, or (iii) Sublessee should otherwise fail to keep and perform any of the provisions, covenants and conditions of this Sublease to be kept and performed by Sublessee, Sublessor, at its option, may, in addition to all other rights and remedies which it may have, utilize all or any part of the Security Deposit toward the payment of any cost, expense or damage incurred or sustained by Sublessor or for payment of Rent or other amounts due to Sublessor under this Sublease (but Sublessor shall not be required to do so). If Sublessor elects to utilize the Security Deposit as aforesaid, Sublessee shall, within fifteen (15) days after written demand therefor, deposit cash with Sublessor in an amount sufficient to restore the Security Deposit to its original amount or have issued a letter of credit in form and substance satisfactory to the Sublessor in an amount sufficient to restore the Security Deposit to its original amount. The parties agree that the provisions of this Section shall not operate as a limitation upon the amount of damages to which Sublessor is entitled by virtue of any default by Sublessee or failure by Sublessee to perform all of the provisions, covenants, conditions and agreements of this Sublease. Sublessor shall not be required to pay Sublessee interest on the Security Deposit except as required by law. Sublessor's obligations with respect to the Security Deposit are those of a debtor and not trustee. Sublessor shall have the right to commingle the Security Deposit with Sublessor's general and other funds, to the extent permitted by law.

(c) In case of an assignment of Sublessor's interest in the Sublet Premises, Sublessor shall pay over any unapplied part of the Security Deposit to Sublessor's successor, and Sublessor shall be relieved of all liability with respect thereto so long as Sublessor provides Sublessee with written notification of such transfer with acknowledgment of recipient's acceptance of same. The provisions of the preceding sentence shall apply to every subsequent transfer of the Sublessor's interest under the Overlease.

4.   RENT

(a) Minimum Base Annual Rent. During the first year of the Lease Term, which shall commence on the Commencement Date, Sublessee hereby agrees to pay to Sublessor, without notice, demand, deduction or setoff of any kind, an annual amount equal to Ninety-Nine Thousand Eight Hundred Forty Dollars ($99,840.00) ($30.00 per square foot for the 3,025 square feet of the Sublet Premises, plus a ten percent (10%) Common Area "loss factor" of 303 square feet), plus sales tax, (the "Minimum Base Annual Rent"). Such annual rent shall be payable Eight Thousand Three Hundred Twenty Dollars ($8,320.00) per month in advance on the first (1st) day of the month, plus Common Area Maintenance ("C.A.M.") expenses and other expenses as set forth herein, plus all applicable sales taxes. If the Commencement Date is other than the first day of a calendar month, the first rent payment will be prorated.

(b) Commencing with the first month following the first anniversary of the Lease, and the Option Period if the lease is timely extended, the Rent for each succeeding year, payable monthly, shall be 103% of the Rent during the preceding Lease year.

(c)  Net Lease. The parties intend this to be a "net lease". Except as expressly provided to the contrary herein, Sublessee shall assume with respect to the Sublet Premises all costs and expenses of performance for all obligations of any nature whatsoever under this Sublease and of Sublessor, as tenant, under the Overlease, including the monthly C.A.M. that is required by Article IX of the Overlease attached as Exhibit A ($.65 per month in calendar 2003), sublessee also shall be responsible for any late charges, penalties or other fees due under the Overlease as a result of Sublessee's failure to make timely payments due hereunder. Without limiting the foregoing, Sublessor may impose an additional charge if charged to Sublessor by Overlandlord for the usage of any additional or unusual utility, janitorial, maintenance or repair services required beyond usage typical for similar office buildings in the vicinity of the Building, whether because of non-building standard improvements in the sublet Premises, the carelessness of Sublessee, its employees, invitees, contractors, subcontractors, licensees, subtenants or agent (collectively," Sublessee Parties''! the nature of Sublessee's business or otherwise. Without limiting the foregoing, Sublessee shall pay to Sublessor as Additional Rent, within fifteen (15) days of Sublessor's or Overlandlord's billing therefor all costs of fees imposed by the Overlandlord under the Overlease for any HVAC, utility janitorial, maintenance or repair service furnished beyond the building standard or outside of building standard operating hours. If Sublessee fails to pay or reimburse Sublessor for the costs of any of the services referenced in this Section within the time period permitted hereunder and such failure continues uncured for thirty (30) days after Sublessor's or Overlandlord's billing therefor, then, in addition to all other rights and remedies available to Sublessor under this Sublease, Sublessor shall have the right to pause Overlandlord to refrain from providing to Sublessee any building services beyond the building standard or outside of building standard operating hours and Sublessee shall not be entitled to any services except building standard and within building standard operating hours.

5.   REPRESENTATIONS

Sublessor hereby warrants and represents that as of the date hereof, the Overlease is presently in full force and effect, that Sublessor has the power and authority to enter into this Sublease, and that to Sublessor's knowledge, neither the Overlandlord nor Sublessor are in default under the Sublease. Sublessor makes no other representations or warranties and hereby disclaims same.

6.   OVERLEASE.

(a) All the obligations of Sublessor contained in that portion of the Overlease which is attached as Exhibit A, except as expressly modified and amended by this Sublease, are hereby conferred and imposed upon Sublessee, except for the payment of rent (including without limitation, additional rent and taxes) thereunder and except as otherwise expressly modified and amended by this Sublease. Sublessee covenants and agrees fully and faithfully to perform the terms and conditions of the Overlease and the Sublease on its part to be performed, including, but not limited to, all maintenance and repair obligations and all obligations regarding compliance with laws, ordinances, codes, orders, rules and/or regulations, requirements of any governmental body, agency, department, board or similar organization which has jurisdiction over the Building (collectively, "Governmental Rules"). Sublessee shall not do or cause to be done or suffer or permit any act to be done which would or might cause the Overlease, or the rights of Sublessor as tenant under the Overlease, to be endangered, canceled, terminated, forfeited or surrendered, or which would or might cause Sublessor to be in default thereunder or liable for any damage, claim or penalty. Sublessee agrees, as an express inducement for Sublessor's executing this Sublease, that if there is any conflict between the provisions of this Sublease and the provisions of the Overlease which would permit Sublessee to do or cause to be done or suffer or permit any act or thing to be done which is prohibited by the Overlease, then the provisions of the Overlease shall prevail.. All rights and remedies given to the Overlandlord in the Overlease are hereby given to Sublessor under this Sublease including the right to confess judgment on default for damages and ejectment if such right is granted to the Overlandlord in the Overlease.

(b) If any casualty loss, default of Overlandlord or similar event occurs with respect to the Sublet premises which would permit Sublessor to terminate the Overlease, Sublessee shall notify Sublessor of such occurrence .and of its recommendations immediately with regard to such termination rights. Sublessor shall decide whether or not to terminate the Overlease and shall give Sublessee written notice of such decision. If Sublessor elects to terminate the Overlease pursuant to a right provided to Sublessor therein or pursuant to any other right provided to Sublessor at law or equity, this Sublease shall terminate on the earlier of the date of termination of the Overlease or the date which is (30) days after Sublessee's receipt of such written notice from Sublessor. Sublessee shall have no independent right to terminate this Sublease or the Overlease.

(c) Sublessor shall have no duty to perform any obligations of or provide any services to be provided by the Overlandlord and shall under no circumstances be responsible or liable to Sublessee for any default, failure or delay on the part of the Overlandlord in the performance of any obligations under the Overlease, nor shall such default of the Overlandlord affect this Sublessee's obligations hereunder; provided, that in the event of any such default or failure of performance by Overlandlord, Sublessor agrees, upon notice from Sublessee but without incurring liability, expense or obligation, to make demand upon Overlandlord to perform its obligations under the Overlease and to otherwise cooperate with Sublessee as Sublessee may reasonably request, in enforcing the remedies provided in the Overlease; provided, however, that Sublessee shall reimburse Sublessor for its reasonable out of pocket costs incurred in furtherance of such cooperation with Sublessee.

7.   EVENTS OF DEFAULT.

The occurrence of any one of the following events shall constitute a default under this Sublease:

(a) Sublessee fails to pay any rent, additional rent or any other sum of money when due under this Sublease within five (5) business days after the date such rent is due;

(b) Sublessee defaults under any other agreement between Sublessor and Sublessee;

(c) Sublessee removes, attempts to remove or expresses an intention to remove any of the goods and chattels from the Sublet Premises, other than in the ordinary course of business;

(d) Vacation or desertion of the Sublet Premises or permitting the same to be empty and unoccupied for a period of time in excess of ninety (90) days;

(e) Sublessee assigns the Sublease or sublets all or a portion of the Sublet Premises, or attempts to do the aforementioned, in violation of this Sublease;

(f) Sublessee fails to maintain the insurance coverage required by this Sublease, and notwithstanding anything to the contrary contained in the foregoing, if Sublessee fails to maintain the insurance required hereby, Sublessor may, in addition to any other remedies herein contained, immediately upon such failure (but Sublessor shall not be so obligated), at Sublessee's sole cost and expense, procure the insurance coverage required herein, which cost and expense shall be paid by Sublessee upon demand;

(g) Sublessee fails to perform any of its other obligations under this Sublease and such failure continues for fifteen (15) business days after the receipt by Sublessee of notice of default with respect to such failure. Notwithstanding the foregoing, Sublessee shall not be in default under this Sublease with respect to any non-monetary breach (other than those listed in subparagraph c, d, e and f, above) that may be cured by the performance of affirmative acts if Sublessee promptly commences the performance of said affirmative acts and diligently prosecutes the same to completion as soon as possible, and in any event, within not more than ninety (90) days; and

(h) Notwithstanding any other provision of this Sublease, Sublessee shall be in default under this Sublease if Sublessee (or any Sublessee Party) take any action or omit to act in a manner that causes a default under the Overlease.

8. REMEDIES OF SUBLESSOR.

Upon the occurrence of any default by Sublessee, Sublessor shall have any or all of the following rights and remedies in addition to those rights and remedies available at law or in equity and those remedies set forth in the Overlease as if Sublessor were acting as the Overlandlord under the Overlease. All remedies shall be cumulative and non-exclusive.

(a)  Sublessor may accelerate the Rent for the entire balance of the Term of this Sublease or any part thereof, and any costs and sheriffs, marshall's, constable's or other official's commissions, whether chargeable to Sublessor or Sublessee, as if by the terms of this Sublease said balance of the Rent and such other charges and expenses were payable in advance on the date of such acceleration, provided that such amount shall be discounted to its then present value in accordance with accepted financial practices using an annual rate of interest of 10%.

(b)  Sublessor may cure any such default on behalf of Sublessee, in which event Sublessee shall pay, as additional rent, all costs and expenses incurred by Sublessor in curing such default, including reasonable attorneys' fees, to Sublessor together with the next monthly installment of Fixed Minimum Rent.

(c)  Sublessor may terminate this Sublease immediately upon notice of such termination to Sublessee.

(d)  Sublessor may re-enter the Sublet Premises, without liability to prosecution or action therefor, and may distrain for rent and/or relet the Sublet Premises, as agent of Sublessee, for any unexpired portion of the term and receive the rent and other payments therefor. No such re-entry or taking possession of the Sublet Premises by Sublessor shall be construed as an election on its part to terminate this Sublease unless written notice of such intention shall be given to Sublessee or unless the termination has been decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination, Sublessor may at any time thereafter elect to terminate this Sublease for such previous breach.

(e)  Whether or not Sublessor elects to re-enter, as provided above or to take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Sublessor may from time to time without terminating this Sublease, make such alterations and repairs as may be necessary in order to re-let the Sublet Premises and re-let said Sublet Premises or any part thereof upon such term or terms (which may be for a period extending beyond the term of this Sublease) and at such rentals and upon such other terms and conditions as Sublessor in its sole discretion may deem advisable. Upon each reletting, all rentals received by Sublessor from such reletting shall be applied, first, to the payment of any amounts other than Rent due hereunder from Sublessee to Sublessor; second, to the payment of any costs and expenses of such reletting, including brokerage fees and costs of alterations and repairs; third, to the payment of rent due and unpaid hereunder; and the balance, if any, shall be held by Sublessor and applied in payment of future rent as same may become due and payable hereunder. If the rentals received from reletting during any month are less than rent and other sums to be paid during that month by Sublessee hereunder, Sublessee shall pay any such deficiency to Sublessor.

(f)  Sublessor shall have no obligation to re-let the Sublet Premises or otherwise mitigate its damages hereunder.

(g)   As security for the rent, Sublessee grants, bargains and sells to Sublessor all property of every kind, on or to be brought on the Sublet Premises, and whenever rent, or anything reserved as rent, is unpaid, Sublessor may seize or distrain said property, on or off the Sublet Premises, and sell the same on due legal notice for all rent or other payments due and hold the same as security.

9. CHRONIC DEFAULT.

Sublessee will be in "Chronic Default" under this Sublease if Sublessee breaches any of the terms and conditions of this Sublease during any twelve (12) month period in which two (2) payment of rent defaults have already occurred (even though said defaults may have been timely cured). If Sublessee is in Chronic Default, Sublessor may immediately exercise any and all rights and remedies available under this Sublease or at law or in equity, all without giving Sublessee any notice or opportunity to cure the breach(es) causing Sublessee's Chronic Default. The notice and cure provisions contained in paragraph 7 shall not be applicable when Sublessee is in Chronic Default.

10. ACCESS TO SUBLET PREMISES.

Sublessor or its agent or the Overlandlord may enter the Sublet Premises at will, to inspect the Sublet Premises, or to show said property to persons seeking to rent or purchase the Sublet Premises or to persons seeking to provide financing to or otherwise enter into a transaction with Sublessor involving the Sublet Premises, or to make repairs or improvements to the Sublet Premises. This paragraph is not to be construed as obligating Sublessor to make any repairs.

11.      WAIVERS BY SUBLESSEE; HOLDOVER.

(a) Sublessee waives to Sublessor the benefit of all Governmental Rules now or hereafter in force, in this state or elsewhere requiring notice to vacate the Sublet Premises at the end of the term or any extensions or renewals thereof, or at the end of any subsequent term for which this Sublease may be renewed. Sublessee covenants and agrees to vacate, remove from and deliver up and surrender the possession of the sublet premises upon the expiration of the term or upon the expiration of any extension or renewal thereof, or upon any earlier termination of this Sublease, as herein provided, without such notice, in the condition as required herein.

(b) Sublessee is aware that it is extremely important that Sublessee surrender the Sublet Premises to Sublessor upon the expiration of the Term; among other things, if Sublessee fails to do so, Sublessor could incur significant liability to the Overlandlord. Therefore, Sublessee agrees that if it fails to surrender the Sublet Premises to Sublessor upon the expiration of the Term, then it shall be conclusively presumed that the value to Sublessee of remaining in possession, and the loss that will be suffered by Sublessor as a result thereof, far exceed the Rent that would have been payable had the Term continued during such holdover period. If Sublessee shall not immediately surrender the Sublet Premises on the day after the termination or expiration of the term of this Sublease, then Sublessee shall, by virtue of this Sublease, become a tenant at the sufferance of Sublessor at 200% of the immediately preceding Rent agreed by Sublessee to be paid as aforesaid, and Sublessee shall be subject to all of the other conditions and covenants of this Sublease; provided, however, that hi such event Sublessee shall not be released from any further costs, damages or liabilities whether direct, indirect or consequential, suffered by Sublessor and occasioned by Sublessee's holding over. Without limiting the foregoing, if Sublessee fails to surrender the Sublet Premises upon the termination or expiration of this Sublease, in addition to any other liabilities to Sublessor accruing therefrom, Sublessee shall protect, defend, indemnify and hold Sublessor harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by Overlandlord any succeeding subtenant of Sublessor or any succeeding tenant of Overlandlord founded upon such failure to surrender.

12.  LATE PAYMENT; INTEREST.

If any Rent or other sums due under this Sublease are not paid within five (5) days after the date such payment is due, Sublessee shall pay a late charge ("Late Charge") equal to five percent (5%) of the amount required to be paid. In addition to the Late Charge, if Sublessee shall fail to pay any Rent or other sums due under this Sublease within ten (10) days after the date such payment is due, interest shall be charged on all unpaid amounts from and after such 10th day at an annual rate equal to the lesser of (a) the maximum rate of interest for which Sublessee may lawfully contract in the State of Florida or (b) 15%. The foregoing interest and Late Charge will constitute Additional Rent.

13.  INDEMNITY.

Sublessee shall indemnify, protect, defend (with counsel approved by Sublessor) and hold harmless Sublessor and its officers, directors, employees, agents, servants and contractors (the "Sublessor Parties"') from and against any and all claims, judgments, awards, amounts paid in settlements, penalties, fines, damages, liabilities, losses, suits, proceedings and costs (including, without limitation, attorneys' fees) of any kind or nature, known or unknown, contingent or otherwise, suffered or incurred, whether before, during or after the Term hereof, arising from or related to: (i) any default by Sublessee in the observance or performance of any of the terms, covenants or conditions of this Sublease or the Overlease on Sublessee's part to be observed or performed; (ii) the use or occupancy of the Sublet Premises; (iii) the condition of the Sublet Premises or any occurrence or happening on the Sublet Premises or in the Building from any cause whatsoever, except to the extent resulting from the gross negligence or willful misconduct of Sublessor or any Sublessor Party not covered by insurance; or (iv) any acts or omissions of Sublessee or any other Sublessee Party in, on or about the Sublet Premises or the Building, either prior to, during or after the expiration of the Term or earlier termination of this Sublease.

14.  RESTORATION.

Sublessee shall, immediately prior to the expiration or sooner termination of this Sublease, restore the Sublet Premises to the condition that it was in on the Delivery Date (ordinary wear and tear excepted). In the event of termination of this Sublease in any manner whatsoever, Sublessee shall forthwith remove Sublessee's goods and effects and those of any other persons claiming under Sublessee or subtenancies assigned to it, and quit and deliver the Sublet Premises to the Sublessor peaceably and quietly. Goods and effects not removed by Sublessee after termination of this Sublease (or within three business days after a termination by reason of Sublessee's default) shall be considered abandoned. Sublessor shall give Sublessee notice of right to reclaim abandoned property pursuant to applicable local law and may thereafter dispose of the same as it deems expedient, including storage in a public warehouse or elsewhere at the cost and for the account of Sublessee, but Sublessee shall promptly upon demand reimburse Sublessor for any expenses incurred by Sublessor in connection therewith, which obligation shall survive the termination or expiration of this Sublease.

15. NOTICES.

All notices hereunder shall be in writing and sent by registered or certified mail, postage prepaid, or sent by overnight mail or hand delivered to the following address:

Sublessor: PNC Bank, National Association Two PNC Plaza 620 Liberty Avenue, 19th Floor Pittsburgh, PA 15222 Attention: Leasing Manager	Sublessee: Medix Resources, Inc. Attention: Daryl Cohen, President 420 Lexington Avenue, Suite 1830 New York, NY 10170

Either party may specify a different address by giving the other party 30 days' prior written notice of such different address according to the terms of this Section.

16. SUBLESSEE'S INSURANCE.

Sublessee shall, at is sole cost and expense, maintain during the Term hereof, such insurance as is required of Sublessor under the Overlease or such coverages, if greater, as are described below:

(a) Sublessee shall, at its sole cost and expense, maintain during the Term worker's compensation insurance in an amount required by law and commercial general liability insurance (including fire legal liability insurance) adequate to protect Sublessor, Overlandlord and their respective agents against liability for injury to or death of any person in connection with the use, operation or condition of the Sublet Premise and Sublessor's property. Such liability insurance at all times shall be in the amount of not less than Two Million Dollars ($2,000,000) combined single limit and Five Million Dollars ($5,000,000) general aggregate limit. If, in the opinion of an insurance professional employed or retained by the Sublessor, the amount of insurance or the coverage afforded thereby at any time is not adequate, Sublessee shall increase and alter the insurance coverage as required by Sublessor.

(b) Sublessee shall at all times during the Lease Term maintain in effect policies of insurance providing "Special Form", property insurance coverage for its leasehold improvements (including any Alterations as may be made by the Sublessee), trade fixtures, merchandise and other personal property from time to time in or on the Sublet Premises, in an amount not less than One Hundred Percent (100%) of their actual replacement cost. In addition, Sublessee shall carry business risk insurance covering a period of at least one year and in an amount sufficient to cover all insurable business risks during such period.

(c) All insurance required to be carried by Sublessee shall be issued by responsible insurance companies, qualified to do business in the locality where the Sublet Premises are located and reasonably acceptable to Sublessor and shall provide (i) that no change or cancellation of said policies shall be made without thirty (30) days prior written notice to Sublessor and Sublessee; (ii) that any coverage of Sublessor or sum payable to Sublessor shall be unaffected by any act or omission of Sublessee or any other insured which might otherwise result in forfeiture of said insurance; and (iii) that the insurance company issuing the same shall not have any right of subrogation against Sublessor or Sublessor's insurer. Each policy and renewal shall name the Sublessor and Overlandlord as an additional insured. Copies of all policies or certificates evidencing the existence and amounts of said insurance shall be delivered to Sublessor by Sublessee upon request. Each policy shall also contain provisions required by any mortgagee of Sublessor's property or any portion thereof. Copies of all policies or certificates evidencing said insurance shall be delivered to Sublessor at least five (5) days prior to the Commencement Date and renewals thereof shall be delivered to Sublessor at least ten (10) days prior to the expiration of any such policy. If Sublessee fails to adhere to the requirements of this Section, Sublessor, in addition to any other remedies it may have, may order such insurance and charge the cost thereof to Sublessee, which amount shall be payable by Sublessee upon demand as Additional Rent.

(d) Sublessee and Sublessor hereby waive any and all rights of subrogation or other rights of recovery against the other and their respective officers, employees, agents, and representatives for loss of or damage to the other party or its property or the property of others under its control, arising from any cause insured or required to be insured against by the waiving party, irrespective of whether such loss or damages is caused by negligence of the other party or any of its employees, invitees, contractors, subcontractors, licensees, subtenants or agents. Each party shall obtain and furnish evidence to the other party of the waiver by such party's insurance carriers of any right of subrogation against the other party.

17.  DAMAGES BY FIRE OR OTHER CASUALTY

 (a) If the Sublet Premises shall be damaged by fire or other cause, repairs shall be in accordance with the terms of the Overlease which shall also determine to what extent, if any, the rent shall be abated.

(b) If the Sublet Premises shall be damaged by fire or other cause at any time prior to the end of the term of this Sublease or any extension or renewal hereof, Sublessee agrees to be bound by Sublessor's decision made in accordance with the applicable terms of the Overlease, if any, as to whether or not the Sublet Premises is to be restored and whether or not the Overlease and the Sublease shall remain in effect. Sublessee's obligation to pay Rent under the Sublease shall be governed by the terms of the Overlease, if any, applicable to abatement of Sublessor's rental under the Overlease.

(c) Sublessee shall notify Sublessor of any damage to the Sublet Premises by fire or other casualty and also of any dangerous or defective condition within the Sublet Premises immediately upon the occurrence of such fire or other casualty or discovery of such condition. Except as affected by the giving or failure to give such notice, nothing herein contained shall be deemed to limit or enlarge the respective rights and liabilities of either party arising from the negligent acts or conduct of the other.

18. ALTERATIONS.

Sublessee shall not make any building, leasehold or other alterations or additions to the Sublet Premises, including remodeling or signage, without first obtaining (a) Sublessor's consent which may be withheld in Sublessor's sole discretion and (b) the consent of the Overlandlord. If any such alterations or additions are made, Sublessee agrees to permit no mechanics' liens to be placed on the Building or the Sublet Premises or any portion thereof and to cause any contract for work to be done at the Sublet Premises to contain a waiver of the contractor's right to file a mechanics' lien. Any alterations of any kind to the Sublet Premises or any part thereof, except Sublessee's trade fixtures and data cable and wiring which can be removed without damage or defacement to the Sublet Premises or any other portion of the Building, shall be surrendered with the Sublet Premises, as a part thereof, at the end of the Sublease Term; provided, however, that Sublessor may require Sublessee to remove any alterations or fixtures made by Sublessee, and to repair any damage to the Sublet Premises caused by such removal and the removal of any personal property or data cable and wiring required to be removed by Sublessee hereunder, all at Sublessee's sole expense. Any alterations installed by Sublessee shall be deemed a part of the Sublet Premises and shall be maintained and repaired by Sublessee in the same manner as that required for all other portions of the Sublet Premises. All alterations, additions and improvements made by or on behalf of Sublessee shall be made in strict compliance with the terms of the Overlease (including without limitation the rules and regulations prescribed by the Overlandlord from time to time thereunder).

19. COMPLIANCE WITH GOVERNMENTAL RULES.

Sublessee agrees that it "will, at its sole cost and expense, comply with all Governmental Rules applicable to or affecting the Sublessee's use and occupancy of the Sublet Premises or the business conducted therein, including without limitation, the Americans with Disabilities Act of 1991, as the same may be amended from time to time.

20.  HAZARDOUS SUBSTANCES.

(a) In addition to the restrictions on use set forth above, Sublessee covenants and agrees that Sublessee shall not cause or permit Sublessee or any Sublessee Party to store, use, dispose of or release (either with or without negligence) any biologically or chemically active or other Hazardous Substances and Materials on or about the Sublet Premises or any other portion of the Building. However, Sublessee may store and use in the Sublet Premises products containing Hazardous Substances and Materials that are of a type, and in amounts, customarily used in offices (such as toner for copiers) if Sublessee does so in a safe manner and in compliance with all Governmental Rules. Upon the expiration of the Term or earlier termination of this Sublease, Sublessee shall surrender the Sublet Premises free of Hazardous Substances and Materials and in compliance with all Governmental Rules. Without limitation, Hazardous Substances and Materials shall include asbestos, petroleum-based products, explosives and those described in the Clean Water Act, also known as the Federal Water Pollution Control Act, 33 U.S.C. §1251 et seq., as amended by the Water Quality Act of 1987, Pub. L. No. lOO-4(Feb, 4, 1987), the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Clean Air Act, 42 U.S.C. §7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §136 et seq., the Safe Drinking Water Act, 42 U.S.C. §3QOf et seq., the Surface Mining Control and Reclamation Act, 30 U.S.C. §1021 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"\ 42 U.S.C. §9601 et seq., the Superfund Amendment and Reauthorization Act of 1986 ("SARA"). Public Law 99-499, 100 StaL 1613, the Emergency Planning and Community Right to Know Act, 42 U.S.C. §11001 et seq.. the Resource Conservation and Recovery Act (" RCRA"). 42 U.S.C. §6901 et seq.. and the Occupational Safety and Health Act ("OSHA"). 29 U.S.C. §655 and §657, as well as "permissible exposure levels" (PELs) promulgated by OSHA, together with industry standards and guidelines relevant to indoor air quality published by the National Institute for Occupational Safety & Health (NIOSH), the American Conference of Govt. Industrial Hygienists (ACGIH), and the American Society of Heating, Engineering and Air Conditioning Engineers (ASHRAE), as any of the same have been or may be amended, together with all rules, regulations and orders issued thereunder, or any other Governmental Rules relating to environmental regulations, hazardous activities, public health and safety or industrial hygiene (collectively, "Environmental Laws"). Sublessee shall indemnify and hold harmless Sublessor and the Overlandlord from and against any and all claims, costs, damages, liabilities and expenses, including without limitation attorneys' fees and costs, incurred as a result of the presence of any Hazardous Materials or Substances discovered in the Building or on the Sublet Premises in violation of Environmental Laws and due to any action or failure to act by Sublessee or any Sublessee Party.

(b) Each party shall indemnify and hold harmless the other party from and against any and all claims, costs, damages, liabilities and expenses, including without limitation reasonable attorneys' fees and costs, to the extent incurred as a result of the presence of any Hazardous Substances discovered in the Building or on the Sublet Premises in violation of Environmental Laws and due in whole or hi part to the acts or omissions of the indemnifying party or its employees, invitees, contractors, subcontractors, licensees, subtenants or agents. In no event shall either party be liable for consequential, indirect or special damages to the other party.

21.   CONDEMNATION.

(a) If, as the result of any condemnation proceeding, Sublessor has the right to terminate the Overlease, Sublessee shall immediately notify Sublessor of such right and of its recommendation with regard to the exercise of such termination rights. Sublessor shall decide in its sole discretion whether or not to terminate said Overlease and shall give Sublessee written notice of such decision. If Sublessor elects to terminate the Overlease, this Sublease shall automatically terminate on the earlier of thirty (30) days after such written notice or the effective date of the termination of the Overlease.

(b) All compensation awarded or paid upon a total or partial taking of the Sublet Premises shall belong to and be the property of Sublessor without any participation by Sublessee; provided, however, that nothing contained herein shall be construed to preclude Sublessee from prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business, and/or depreciation to, damage to, and/or cost of removal of, and/or for the value of stock and/or trade fixtures, furniture and other personal property belonging to Sublessee; provided, however, that no such claim shall diminish or otherwise adversely affect Sublessor's and/or Overlandlord's award or the award(s) of any and all ground and underlying lessor(s) and mortgagee(s).

22.  ASSIGNMENT

(a) Sublessee shall not, without the prior written consent of Sublessor and the Overlandlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Sublease or any interest hereunder, permit any assignment or other such foregoing transfer of this Sublease or any interest hereunder by operation of law, further sublet the Sublet Premises or any part thereof, or permit the use of the Sublet Premises by any persons other than Sublessee and its employees (all of the foregoing are hereinafter sometimes referred to as a "Transfer" or collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). Whether or not Sublessor shall grant consent, Sublessee shall pay Sublessor's reasonable review and processing fees, as well as any reasonable legal fees incurred by. Sublessor, within 'thirty (30) days after written request by Sublessor, in an amount not to exceed $1,500 in the aggregate (unless extraordinary time is required for review), for a Transfer in the ordinary course of business. Sublessee shall indemnify., protect, defend (with counsel approved by Sublessor) and hold harmless Sublessor from and against any and all claims, judgments, awards, amounts paid in settlements, penalties, fines, damages, liabilities, losses, suits, proceedings and costs (including, without limitation, attorneys' fees) of any kind or nature, known or unknown, contingent or otherwise, suffered or incurred, whether before, during or after the Term, arising from or related to any claims made against Sublessor by the proposed Transferee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed Transfer.

(i) The term ''Transfer" shall also include (i) if Sublessee is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of twenty-five percent (25%) or more of the partners, or transfer of twenty-five percent or more of partnership interests, within a twelve (12) month period, or the dissolution of the partnership without immediate reconstitution thereof, (ii) if Sublessee is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Sublessee, (B) the sale or other transfer of more than an aggregate of twenty-five percent (25%) of the voting shares of Sublessee (other than to immediate family members by reason of gift or death), within a twelve (12) month period, or (C) the sale, mortgage, hypothecation of pledge of more than an aggregate, of twenty-five percent (25%) of the value of the unencumbered assets of Sublessee within a twelve (12) month period, and (iii) if any general partner of Sublessee is a closely held corporation, (A) the dissolution, merger, consolidation or other reorganization of said general partner, (B) the sale or other transfer of more than an aggregate of twenty-five percent (25%) of the voting shares of said general partner (other than to immediate family members by reason of gift or death), within a twelve (12) month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of twenty-five percent (25%) of the value of the unencumbered assets of said general partner within a twelve (12) month period.

(ii) If Sublessor consents to a Transfer, as a condition thereto (which condition, the parties hereby agree is reasonable), Sublessee shall pay to Sublessor fifty percent of any "Transfer Premium," (as defined below), received by Sublessee from such Transferee. Transfer Premium" shall mean all rent, additional rent, or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Sublessee under this Sublease on a per rentable square foot basis of the subject space, even if less than all of the Sublet-Premises is transferred. "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Sublessee in connection with such Transfer, and any payment in excess of fair market value for services rendered toy Sublessee to Transferee or for assets, fixtures,-inventory, equipment, of furniture transferred-by Sublessee to Transferee in connection with such Transfer.   Sublessee shall pay such Transfer Premium to Sublessor within five (5) days upon receipt of such Transfer Premium from Transferee.

(b) Any consent by Sublessor to any act Transfer shall be held to apply only to the specific Transfer thereby authorized. Such consent shall not be construed as a waiver of the duty of Sublessee, or the legal representatives or assigns of Sublessee, to obtain from Sublessor consent to any other or subsequent Transfer, or as modifying or limiting the rights of Sublessor under the foregoing covenant by Sublessee not to Transfer without consent.

(c) If this Sublease is Transferred, or, if the Sublet Premises or any part thereof be underlet or occupied by any person other than Sublessee, Sublessor, in the event of Sublessee's default, may, collect rent from the Transferee and apply the net amount collected by it to the rent herein reserved. No such consent to Transfer or such collection shall be deemed a waiver of the prohibition against Transfer, or the acceptance of the successor occupant as tenant, or a release of Sublessee from the further performance of the covenants herein contained on the part of Sublessee.

(d) Sublessor may Transfer its interest in the Overlease or this Sublease and upon the assumption of the Sublease by the Transferee, Sublessor shall be released from any further liability or obligation under the Sublease.

23. NO BROKER.

Sublessee covenants, warrants and represents that there was no broker involved, in consummating this Sublease, and-that no conversations or prior negotiations were had with any broker concerning the renting of the Sublet Premises. Sublessee agrees to defend, indemnify and hold Sublessor harmless against any claims for brokerage commission arising out of any conversations or negotiations had by Sublessee with any broker.

24.  DEFINITION AND LIABILITY OF SUBLESSOR.

(a) Notwithstanding anything to the contrary contained in this Sublease, Sublessor and the Sublessor Parties shall not be liable for, and Sublessee (on behalf of itself and all Sublessor Parties) hereby waives all claims against Sublessor Parties relating to any damages or injury to person or property or resulting from the loss of use thereof, which damage or injury is sustained by Sublessee or by other Sublessee Party, based on, arising out of, or resulting from, any cause whatsoever, including any due to the Building or any other portion of the Sublet Premises becoming out of repair, or due to the occurrence of any accident or event in or about the Building or any other portion of the Building, or due to any act or neglect of any other person. The provisions of this Section shall apply particularly, but not exclusively, to damage or injury caused by electricity, steam, gas, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and shall apply without distinction as to the person whose act or neglect was responsible for the damage or injury and whether the damage or injury was due to any of the causes specifically enumerated above or to some other cause of an entirely different nature." As a material inducement to Sublessor to enter into this Sublease, Sublessee agrees that all personal property owned by Sublessee or any other Sublessee Party located in or on the Sublet Premises or elsewhere in the Building shall be there at the risk of Sublessee only, and that Sublessee and its agent shall not be liable for any loss or damage thereto or theft thereof. However, Sublessor shall not be released from liability to Sublessee for any damage caused by Sublessor's gross negligence or willful misconduct, to the extent such damage is not covered by insurance carried or herein required to be carried by Sublessee; provided, however, under no circumstances shall Sublessor have any liability to Sublessee, any Sublessee Party or other person for: (i) damage to property; (ii) interruption of or loss to business, or lost revenues or profits; or (iii) punitive, indirect or consequential damages.

(b) Sublessee shall not have the right to offset or deduct any amount owed to Sublessee pursuant to any claim against Sublessor from any Rent or other sum payable by Sublessee to Sublessor hereunder. Sublessee's sole remedy for recovery upon such claim shall be to institute an independent action against Sublessor. Wherever in this Sublease consent or approval is of Sublessor is required, if Sublessor shall refuse such consent or approval, Sublessee shall not make or be entitled to make, and Sublessee hereby waives, any claim for damages based upon any assertion that Sublessor unreasonably withheld, conditioned or delayed its consent or approval. Sublessee's sole remedy with respect to the same shall be an action or proceeding for specific performance, injunction or declaratory judgment.

 25. EFFECT.

This Agreement shall be binding upon the parties hereto, their heirs, successors and permitted assigns, and may not be altered, amended, terminated or modified except by written instrument executed by each of the parties hereto.

26. RELATIONSHIP.

It is understood, covenanted and agreed between the parties hereto that nothing in this Sublease Agreement shall constitute Sublessor an employer, employee, principal, agent or partner of Sublessee and the relationship hereby created between the parties hereto shall be strictly and solely that of Sublessor and Sublessee.

27. WAIVERS.

No waiver of-any covenant or condition by Sublessor shall be construed as a waiver of a subsequent breach of the same or any other covenant or condition, and the consent or approval by Sublessor to or of any act by Sublessee requiring Sublessor's consent or approval shall not be construed to waive or render unnecessary Sublessor's consent or approval to or of any subsequent similar act by Sublessee.

28. FORUM.

This Agreement shall be governed by the laws of the State of Florida.

29.       JOINT AND SEVERAL LIABILITY.

If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Sublessee, the liability of each such individual, corporation, partnership or other business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Sublessee shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, the liability of each such member shall be joint and several.

30.  NO OPTION.

The submission of this Sublease for examination or execution by Sublessee does not constitute, a reservation of or option for the Sublet Premises. This Sublease shall become effective only upon execution and delivery thereof by both parties and upon Overlandlord's written consent to the terms of this Sublease.

31. FORCE MAJEURE.

Neither Sublessee nor Sublessor shall be deemed in default under this Agreement (excluding, however, monetary defaults) to the extent that any such failure stems from a cause beyond the reasonable control of the respective party, including, without limitation, any act of God, war, insurrection, applicable governmental or judicial law or regulation, zoning ordinance, labor strike, order or decree.

32.  WAIVER OF TRIAL BY JURY.

IT IS MUTUALLY AGREED BY AND BETWEEN SUBLESSOR AND SUBLESSEE THAT THE RESPECTIVE PARTIES HERETO SHALL AND DO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER (EXCEPT FOR PERSONAL INJURY OR PROPERTY DAMAGE) ON ANY MATTERS WHATSOEVER ARISING OUT OF ORIN ANY WAY CONNECTED WITH THIS SUBLEASE AGREEMENT, THE RELATIONSHIP OF SUBLESSOR AND SUBLESSEE, AND SUBLESSEE'S USE OR OCCUPANCY OF SAID SUBLET PREMISES. IT IS FURTHER MUTUALLY AGREED THAT IN THE EVENT SUBLESSOR COMMENCES ANY SUMMARY PROCEEDING FOR NON-PAYMENT OF RENT, SUBLESSEE WILL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING.

33. LIABILITY: AUTHORITY.

Sublessee hereby represents and warrants (a) that it is a duly organized, validly existing and in good standing under the laws of the state of its formation, (b) has the power and authority to enter into the Agreement and complete the transaction contemplated hereby, (c) the person(s) executing this Sublease on behalf of Sublessee have the power and- authority to bind Sublessee, (d) that this Sublease is binding upon Sublessee in accordance with its terms, and that the execution, delivery and performance by Sublessee of its obligations under this Sublease does not breach or conflict with any other law, rule, regulation, agreement or other obligation to which Sublessee or its assets are subject.

34.  MISCELLANEOUS.

(a)      Time is of the essence with respect to this Sublease and each of its provisions.

(b)      In the event of any action or proceeding brought by Sublessor against Sublessee under this Sublease or in the event Sublessor is otherwise required to retain counsel to enforce its rights hereunder, Sublessor shall be entitled to recover for the costs and fees of its attorneys in such matter and Sublessee shall promptly pay such costs and fees as additional Rent within ten (10) days after receipt from Sublessor of a demand therefor.

(c)       This Sublease and any exhibits, riders and other addenda attached hereto and hereby incorporated constitute the entire agreement between the parties, and supersedes any prior agreements or understandings between them. The provisions of this Sublease may not be modified in any way except by written agreement signed by both parties.

(d)       All covenants of Sublessee shall survive the expiration or other termination of this Sublease.

(e)       Neither party hereto shall record this Sublease.

(f)       If this Sublease Agreement is not dated, Sublessee hereby authorizes Sublessor to date the same effective as of the date of Sublessor's execution hereof.

[SIGNATURE PAGE FOLLOWS]

SUBLESSEE ACKNOWLEDGES (1) THAT SUBLESSEE UNDERSTANDS CONFESSION OF JUDGMENT IS AUTHORIZED IN THIS SUBLEASE AND BY AGREEING TO SUCH PROVISIONS, SUBLESSEE IS WAIVING IMPORTANT LEGAL RIGHTS; (2) THAT THIS TRANSACTION IS COMMERCIAL AND NONRESIDENTIAL IN NATURE; AND (3) THAT SUBLESSEE WAIVES ANY RIGHT TO A HEARING OR TRIAL IN COURT WHICH WOULD OTHERWISE BE REQUIRED BY LAW AS A PRIOR CONDITION TO SUBLESSOR'S OBTAINING THE CONFESSED JUDGMENT(S) AUTHORIZED IN THIS SUBLEASE.

IN WITNESS WHEREOF, the parties executed this Sublease as of the date written above.

Sublessor

Sublessor: PNC BANK, NATIONAL ASSOCIATION By: ____________________________________ Title: ______________________________
Sublessee MEDIX RESOURCES, INC. Title: